Portland General Electric EARNINGS CONFERENCE CALL THIRD QUARTER 2022 Exhibit 99.2

Cautionary statement Information Current as of October 25, 2022 Except as expressly noted, the information in this presentation is current as of October 25, 2022 — the date on which PGE filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 — and should not be relied upon as being current as of any subsequent date. PGE undertakes no duty to update this presentation, except as may be required by law. Forward-Looking Statements Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward- looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," “based on,” "believes," "conditioned upon," “considers,” "estimates," "expects," “forecast,” “goals,” “intends,” “needs,” “plans,” “predicts,” “promises,“ “seeks,” "should," “subject to,” “targets,” or similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs impacting solar module imports), failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in materials ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, including volatility of equity markets, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions, including inflation; the effects of climate change, whether global or local in nature, including unseasonable or extreme weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE’s risk management policies and procedures; cyber security breaches of the Company's customer information system or operating systems, data security breaches, or acts of terrorism, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; widespread health emergencies or outbreaks of infectious diseases such as COVID-19, which may affect our financial position, results of operations and cash flows; failure to achieve the Company’s greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; and risks and uncertainties related to 2021 All-Source RFP final shortlist projects. As a result, actual results may differ materially from those projected in the forward-looking statements. Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements. 2

Topics for today’s call 3 Business Update Maria Pope, President and CEO • Financial and operational highlights • Strategic priorities Financial Update Jim Ajello, Senior VP of Finance, CFO, Treasurer and CCO • Economic update • Third quarter 2022 earnings • Major deferral update • RFP and capital investments • Liquidity and financing

Revising

- Long-term GAAP EPS growth from 4% to 6% off 2019 base year to 5% to 7% off 2022 base year
- Long-term load growth from 1.5% to 2%, through 2027

Reaffirming

- 2022 GAAP basis earnings guidance of $2.60 to $2.75 per diluted share; 2022 non-GAAP basis adjusted earnings guidance of $2.74 to $2.89 per diluted share (1)
- 2022 load growth of 2% to 2.5%, weather adjusted
- 5% to 7% long-term dividend growth (2)

Third quarter 2022 financial results

	Q3 2022	Q3 2021	2022 YTD	2021 YTD
GAAP net income (in millions)	$58	$50	$182	$178
GAAP diluted earnings per share (EPS)	$0.65	$0.56	$2.04	$1.98
Exclusion of 2020 Wildfire and COVID deferral reversal (1)	-	-	$0.19	-
Tax effect (3)	-	-	($0.05)	-
Non-GAAP adjusted diluted earnings per share	$0.65	$0.56	$2.18	$1.98



Quarterly Diluted EPS
$0.81(1)
$0.67
$0.72
$0.65
$0.56-$0.71(4)
Q1
Q2
Q3
Q4

2022 Adjusted Earnings Guidance
$2.74 - $2.89 (1)



Quarterly Diluted EPS
$1.07
$0.36
$0.56
$0.73
Q1
Q2
Q3
Q4

2021 Diluted GAAP EPS
$2.72

(1) PGE believes that excluding the effects of the previously disclosed 2020 Wildfire and COVID deferral reversal provides a meaningful representation of the Company's comparative earnings and reflects the present operating financial performance (see appendix for important information about non-GAAP measures)
(2) The amount and timing of dividends payable and the dividend policy are at the sole discretion of the Portland General Electric Board of Directors and, if declared and paid, dividends may be in amounts that are less than projected
(3) Tax effects were determined based on the Company's full-year blended federal and state statutory tax rate
(4) Q4 2022 estimate based on 2022 adjusted basis earnings guidance

PGE

4

Our strategic priorities Performance Driving operational efficiencies through disciplined execution and management Risk Management Focusing on high-return initiatives to mitigate wildfire and other climate risks Value Creation for Stakeholders Growth Building the clean energy future and a more resilient and reliable grid 5

Third quarter 2022 earnings bridge 6 Q3 GAAP 2021 EPS Load growth Prior year net variable power costs Impact of higher load on Q3 2022 power cost Q3 GAAP 2022 EPS Customer price mix Note: Dollar values are earnings per diluted share Depreciation and amortization expense Medical plan buyout, interest expense, income tax, and other Impact of higher prices on Q3 2022 power costs Operating expense

Major deferral update 7 Deferral Balance as of September 30, 2022 (Millions) Recovery Amount (Millions) Amortization Period 2020 Labor Day Wildfire (Docket UM 2115) $31 $30(1) 7 years February 2021 Ice Storm (Docket UM 2156) $73 $72(1) 7 years 2021 PCAM (Docket UE 406) $30 $28(2) 2 years, beginning January 2023 COVID-19 (Docket UM 2114) $34 TBD(3) TBD(3) (1) Residual deferral balance recovery is being pursued in future regulatory proceedings (2) Submitted stipulation would allow PGE full recovery of deferred costs, except for $2 million (3) PGE plans to file an amortization request for the COVID-19 deferral in late 2022 or early 2023 On October 24, 2022, PGE and parties submitted stipulations to the OPUC reflecting agreements resolving all matters related to 2021of the 2020 Labor Day Wildfire, February 2021 Ice Storm and the 2021 Power Cost Adjustment Mechanism All stipulations are subject to OPUC approval.

Update on the 2021 RFP processes 8 Project Name Clearwater Wind (1) Project Location Eastern Montana Project Type Wind PGE Ownership % 67% Total Nameplate Capacity 311 MW PGE Nameplate Capacity 208 MW Net PGE Capital Cost (excluding AFUDC) $415 million Estimated In-Service Date 12/31/2023 Key Project Counterparty NextEra Energy Resources, LLC EPC / Supplier Contractor(s) GE Renewable Energy, Inc. Regulatory Recovery Method Renewable Adjustment Clause Continuing 2021 RFP Processes With the execution of the Clearwater Wind project, PGE is still seeking approximately: • 75-200 MW of renewable resources • 375 MW of non-emitting dispatchable capacity resources that can be used to meet peak customer demand • 100 MW of renewable energy in support of the Green Future Impact program’s PGE supply option Remaining 2021 RFP Milestones  Q4 2022/Q1 2023 Expected execution of final contracts with additional winning bidders(2)  Year-end 2024 Projects expected to be in-service (1) Note: Project which will be part of the larger Clearwater Wind development in Eastern Montana (2) If procurement is expected to extend past the end of 2022, PGE intends to file a status report to the OPUC by December 1, 2022

$130 $130 $120 $120 $120 $120 $410 $475 $505 $530 $555 $580 $210 $130 $100 $100 $100 $100 $415 2022 2023 2024 2025 2026 2027 Capital expenditures forecast Generation Transmission and Distribution General Business and Technology Clearwater Wind $750$725$750 $800$775 Note: Dollar values in millions. Capital expenditures exclude allowance for funds used under construction. These are projections based on assumptions of future investment. Actual amounts expended will depend on various factors and may differ materially from the amounts reflected in this capital expenditure forecast. Reliability and resiliency investments 9 $1,150

Ratings S&P Moody’s Senior Secured A A1 Senior Unsecured BBB+ A3 Commercial Paper A-2 P-2 Outlook Stable Stable Credit Facilities $650 Letters of Credit $129 Total Liquidity: $797 million as of September 30, 2022 (dollars in millions) Cash $18 Liquidity and financing Expected 2022 financings (dollars in millions) Q1 Q2 Q3 Q4 Long-term debt - - - $460 Short-term debt - - - - 10

Appendix

This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following: • Non-cash Wildfire and COVID deferral reversal charge associated with the year ended 2020, resulting from the OPUC’s 2022 GRC Final Order earnings test PGE’s reconciliation of non-GAAP earnings for the three months ended March 31, 2022, the nine months ended September 30, 2022 and 2022 non-GAAP earnings guidance are on the following slide. 12 Non-GAAP financial measures

Non-GAAP Earnings Reconciliation for the quarter ended March 31, 2022 (Dollars in millions, except EPS) Net Income Diluted EPS GAAP as reported for the quarter ended March 31, 2022 $60 $0.67 Exclusion of released deferrals related to 2020 17 0.19 Tax effect (1) (5) (0.05) Non-GAAP as reported for the quarter ended March 31, 2022 $72 $0.81 Non-GAAP Earnings Reconciliation for the nine months ended September 30, 2022 (Dollars in millions, except EPS) Net Income Diluted EPS GAAP as reported for the nine months ended September 30, 2022 $182 $2.04 Exclusion of released deferrals related to 2020 17 0.19 Tax effect (1) (5) (0.05) Non-GAAP as reported for the nine months ended September 30, 2022 $194 $2.18 Non-GAAP financial measures (1) Tax effects were determined based on the Company’s full-year blended federal and state statutory tax rate (2) 2022 full-year GAAP and non-GAAP guidance presented based on the mid-point of the provided range Non-GAAP Earnings Guidance Reconciliation for full-year 2022 Diluted EPS(2) GAAP full-year 2022 earnings per diluted share guidance $2.68 Exclusion of released deferrals related to 2020 0.19 Tax effect (1) (0.05) Non-GAAP full-year 2022 earnings per diluted share guidance $2.82 13